SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TCW STRATEGIC INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LETTERHEAD OF TCW]

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Preliminary Proxy
TCW Strategic Income Fund, Inc.
File No 811-4980

Dear Sir or Madam:

Attached please find the preliminary proxy statement for the annual meeting of TCW Strategic Income Fund, Inc. scheduled for September 11, 2007. The only item on the agenda is the uncontested reelection of directors.

Should you have any questions or comments, please telephone the undersigned at (213) 244-0290.

Very truly yours,

/S/ PHILIP K. HOLL
Philip K. Holl

TCW STRATEGIC INCOME FUND, INC.

865 South Figueroa Street

Los Angeles, California 90017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, September 11, 2007

Notice is hereby given that the annual meeting of shareholders of TCW Strategic Income Fund, Inc. (the “Fund”) will be held at the Los Angeles Marriott Downtown Hotel, 333 South Figueroa Street, Los Angeles, California 90071, Tuesday, September 11, 2007 at 9:30 A.M., Pacific Daylight Time, to consider and vote on the following matters:

1.	Election of eight directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

July 6, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, and only holders of the Fund’s shares of common stock of record at the close of business on that date will be entitled to vote. To assure your representation at the annual meeting, please mark, sign and date your accompanying proxy card and return it in the envelope provided after reading the accompanying proxy statement.

By Order of the Board of Directors

PHILIP K. HOLL

Secretary

July     , 2007

It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. In addition to voting by mail you may also vote by telephone by calling the toll-free number that appears on the enclosed proxy card materials. The proxy is revocable and will not affect your right to vote in person if you attend the annual meeting.

TCW STRATEGIC INCOME FUND, INC.

865 South Figueroa Street

Los Angeles, California 90017

PROXY STATEMENT

The accompanying proxy (“proxy”) is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of TCW Strategic Income Fund, Inc. (the “Fund”) in connection with the annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 11, 2007 at 9:30 A.M., Pacific Daylight Time.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. Unless instructions to the contrary are marked on the proxy card, proxies submitted by holders of the Fund’s shares of common stock (“Common Stock”) as of the record date for the Annual Meeting will be voted “FOR” Proposal 1. The persons named as proxy holders on the proxy card (the “proxy holders”) will vote in their discretion on any matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. However, attendance at the Annual Meeting, by itself, will not revoke a previously submitted proxy. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be by telephone or personal interview conducted by officers and regular employees of TCW Investment Management Company, the Fund’s investment adviser (the “Adviser”) or The Bank of New York, the Fund’s transfer agent. In addition, proxy solicitation may be conducted by Georgeson Inc., which will be paid approximately $7,500 and will be reimbursed for its related expenses. The cost of solicitation of proxies will be borne by the Fund, including reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement, Notice of Annual Meeting and proxy card are first being mailed to shareholders on or about July     , 2007.

The Fund’s Common Stock is the only class of outstanding voting securities of the Fund. The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed at the close of business on Friday, July 6, 2007, and each shareholder of record at that time is entitled to cast one vote for each share of Common Stock registered in his or her name. At July 6, 2007, 47,609,979 shares of Common Stock were outstanding and entitled to be voted. The Fund’s Common Stock does not have cumulative voting rights. At July 6, 2007, as far as known to the Fund, no person owned beneficially more than 5% of the outstanding Common Stock of the Fund.

1. ELECTION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

At the Annual Meeting, eight directors (the “Directors”) are to be elected, each to serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the eight nominees named below. The Board of Directors, including the Directors who are not “interested persons” of the Fund (“Independent Directors”), as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “Act”), upon the recommendation of the Fund’s Nominating Committee which is comprised solely of Independent Directors, has nominated Messrs. Bell, Call, Fong, Gavin, Haden, Parker, Albe and Sonneborn, each to serve as a Director until the next annual meeting of shareholders or until his successor has been duly elected and qualified. The following schedule sets forth certain information regarding each nominee for election as Director, including their ages, their addresses, their positions with the Fund, their term of office and length of time served as Director, their principal occupations during the past five years (their titles may have varied during the period), the total number of separate portfolios in the fund complex the nominees would oversee if elected, and certain other board memberships they hold.

Independent Director Nominees

Name, Address, Age and Position with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen*	Other Directorships held by Director

Samuel P. Bell (70) c/o Paul, Hastings, Janofsky & Walker LLP, Counsel to the Independent Directors 515 South Flower Street Los Angeles, CA 90071 Director	Term: Until 2007 Served since 2002	Private Investor. Former President, Los Angeles Business Advisors (not-for-profit business organization). Prior to 1996, Mr. Bell served as the Area Managing Partner of Ernst & Young (public accounting firm) for the Pacific Southwest Area.	28	Point 360 (post production services), Broadway National Bank (banking) and TCW Funds, Inc. (mutual fund with 27 series).

Richard W. Call (82) 905 Hillcrest Place Pasadena, CA 91106 Director	Term: Until 2007 Served since 1987	Private Investor. Former President of The Seaver Institute (a private foundation).	28	TCW Funds, Inc. (mutual fund with 27 series).

Matthew K. Fong (53) 556 South Fair Oaks Avenue Pasadena, CA 91105 Director	Term: Until 2007 Served since 2001	President, Strategic Advisory Group; Of Counsel, Sheppard, Mullin, Richter & Hamilton (law firm) since 1999. From 1995 to 1998, Mr. Fong served as Treasurer of the State of California.	28	Seismic Warning Systems, Inc. and TCW Funds, Inc. (mutual fund with 27 series).

Name, Address, Age and Position with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen*	Other Directorships held by Director

John A. Gavin (76) c/o Paul, Hastings, Janofsky & Walker LLP, Counsel to the Independent Directors 515 South Flower Street Los Angeles, CA 90071 Director	Term: Until 2007 Served since 2001	Founder and Chairman of Gamma Holdings (international capital consulting firm).	28	Causeway Capital Management Trust (mutual fund with 2 series), TCW Funds, Inc. (mutual fund with 27 series) and Hotchkis and Wiley Funds (mutual fund with 5 series).

Patrick C. Haden (54) 10900 Wilshire Boulevard Los Angeles, CA 90024 Chairman of the Board	Term: Until 2007 Served since 2001	General Partner, Riordan, Lewis & Haden (private equity firm).	28	Indy Mac Mortgage Holdings (mortgage banking), Tetra Tech, Inc. (environmental consulting) and TCW Funds, Inc. (mutual fund with 27 series).

Charles A. Parker (72) c/o Paul, Hastings, Janofsky & Walker LLP, Counsel to the Independent Directors 515 South Flower Street Los Angeles, CA 90071 Director	Term: Until 2007 Served since 1988	Private Investor.	28	Horace Mann Educators Corp. (insurance corporation), trustee of the Burridge Center for Research in Security Prices (University of Colorado) and TCW Funds, Inc. (mutual fund with 27 series).

*	“Fund complex” means two or more funds that (i) hold themselves out to investors as related companies for purposes of investment and investor services, or (ii) have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other funds.

Interested Director Nominees*

Name, Address, Age and Position with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen**	Other Directorships held by Director

Alvin R. Albe, Jr. (54) 865 S. Figueroa Street Los Angeles, CA 90017 President and Chief Executive Officer	Term: Until 2007 Served since 2006	President, Chief Executive Officer, and a Director, the Adviser; Executive Vice President and a Director of TCW Asset Management Company and Trust Company of the West; Executive Vice President, The TCW Group, Inc.; President and Chief Executive Officer, TCW Funds, Inc.	1	Syntroleum Corporation (developer of gas-to- liquids and coal-to- liquids technology).

William C. Sonneborn (37) 865 S. Figueroa Street Los Angeles, CA 90017 None	Term: Until 2007 Served since 2006	Vice Chairman, the Adviser and TCW Asset Management Company; President, Chief Operating Officer, and a Director, TCW Group, Inc.; President, Chief Operating Officer and a Director, Trust Company of the West.	1	CDX Acquisition Company, LLC (energy) and Sompo Japan Asset Management Co. (investment manager).

*	Directors who are or may be deemed to be “interested persons” of the Fund as defined in the Act. Mr. Albe is President, Chief Executive Officer and a director of the Adviser. Mr. Sonneborn is Vice-Chairman of the Adviser.

**	“Fund complex” means two or more funds that (i) hold themselves out to investors as related companies for purposes of investment and investor services, or (ii) have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other funds.

All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for Director withdraw or otherwise become unavailable for reasons not presently known, the proxy holders intend to vote for the election of such other person or persons as the Independent Directors may designate.

Ownership of Securities

The information as to ownership of securities which appears below is based on statements furnished to the Fund by Directors, nominees and executive officers. Since January 1, 2006, none of the Directors or nominees purchased or sold securities exceeding 1% of the securities of any class of the Adviser or its parent companies, or subsidiaries of either. As of June 30, 2007, none of the Independent Directors or their immediate family members owned any shares of the Adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with, the Adviser.

The following table sets forth the amount of Common Stock beneficially owned as of May 31, 2007 by each Director and executive officer and by Directors and executive officers as a group. Directors and executive officers who did not own Common Stock as of May 31, 2007 are not listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Percent of Class**
Alvin R. Albe, Jr.	312,370	*	**
Richard W. Call	5,550	*	**
Matthew K. Fong	5,000	*	**
John A. Gavin	2,100	*	**
Jeffrey E. Gundlach	338,850	*	**
Patrick C. Haden	16,100	*	**
Thomas D. Lyon	48,055	*	**
Charles A. Parker	3,073	*	**
All Directors and executive officers as a group	731,098	1.54%

*	Each beneficial owner holds sole voting and investment power with respect to amounts shown.
**	Based on 47,609,979 shares of Common Stock outstanding as of May 31, 2007.
***	Indicates less than one percent.

The following table sets forth the equity ownership of nominees in the Fund as of May 31, 2007. The code for the dollar range of equity securities owned by nominees is: (a) $1 to $10,000; (b) $10,001—$50,000; (c) $50,001—$100,000; and (d) over $100,000.

Name of Nominee	Dollar Range of Equity Securities In the Fund	Aggregate Dollar Range of Equity Securities in Family of Investment Companies
Independent Director Nominees
Samuel P. Bell	None	(c)
Richard W. Call	(b)	(d)
Matthew K. Fong	(b)	(d)
John A. Gavin	(b)	(c)
Patrick C. Haden	(c)	(d)
Charles A. Parker	(b)	(c)

Interested Director Nominees
Alvin R. Albe, Jr.	(d)	(d)
William C. Sonneborn	None	(d)

Fund Committees

The Fund has a standing Nominating Committee, Audit Committee and Executive Committee. The Nominating Committee and Audit Committee are composed entirely of Independent Directors who are also “independent” as defined in the New York Stock Exchange (“NYSE”) listing standards.

Nominating Committee

The Fund’s Board of Directors has appointed a Nominating Committee. The Nominating Committee makes recommendations to the Board regarding nominations for membership on the Board of Directors. It evaluates candidates’ qualifications for board membership and, with respect to nominees for positions as Independent Directors, their independence from the Fund’s investment adviser and other principal service providers. The Nominating Committee periodically reviews director compensation and recommends any appropriate changes to the Board as a group. The Nominating Committee also reviews and may make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund. The members of the Fund’s Nominating Committee are Messrs. Samuel P. Bell, Richard W. Call, Matthew K. Fong, John A. Gavin, Patrick C. Haden, and Charles A. Parker, each of whom is an Independent Director.

The Board of Directors has adopted a Directors Nominating and Qualification Charter (“Nominating Committee Charter”), a copy of which is included herein as Appendix A.

The Nominating Committee will consider potential director candidates recommended by Fund shareholders provided that the proposed candidates: satisfy the director qualification requirements provided in the Nominating Committee Charter; are not “interested persons” of the Fund within the meaning of the Act; and are “independent” as defined in the NYSE listing standards. Director qualification requirements include, but are not limited to, the following:

(a)	The nominee may not be the nominating shareholder, a member of a nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of a nominating shareholder group;

(b)	Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group;

(c)	Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group;

(d)	The nominee may not be an executive officer, director (or person performing similar functions) of the nominating shareholder or any member of a nominating shareholder group, or of an affiliate of a nominating shareholder or any such member of a nominating shareholder group;

(e)	The nominee may not control (as “control” is defined in the Act) the nominating shareholder or any member of a nominating shareholder group (or in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the Act); and

(f)	A shareholder or nominating shareholder group may not submit for consideration a nominee who has previously been considered by the Nominating Committee.

In addition, the nominating shareholder or shareholder group must meet the following requirements in order for the Nominating Committee to consider a proposed nominee:

(a)	Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting at which the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short”; and

(b)	The nominating shareholder or shareholder group must not qualify as an adverse holder (as defined in the Nominating Committee Charter).

A nominating shareholder or shareholder group may not submit more than one Independent Director nominee each calendar year. All shareholder recommended nominee submissions must be received by the Fund by April 18, 2008, the deadline for submission of any shareholder proposals which would be included in the Fund’s proxy statement for its 2008 annual meeting.

Shareholders recommending potential director candidates must substantiate compliance with these requirements at the time of submitting their proposed director candidates to the attention of the Fund’s Secretary. Notice to the Fund’s Secretary should provide: (i) the shareholder’s contact information; (ii) the director candidate’s contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”); and (iv) a notarized letter executed by the director candidate, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if nominated by the Board of Directors, and to serve as director if so elected.

The Nominating Committee identifies prospective candidates from any reasonable source and is authorized to engage third-party services for the identification and evaluation of potential nominees. The Fund’s Nominating Committee Charter provides minimum qualifications for Fund directors which include expertise, experience or relationships that are relevant to the Fund’s business, and educational qualifications. The Nominating Committee may recommend that the Board modify these minimum qualifications from time to time. The Nominating Committee meets at least annually to identify and evaluate nominees for director and make its recommendations to the Board. Each of the Director nominees included in this Proxy Statement currently serves on the Board of Directors of the Fund.

No nominee recommendations have been received from shareholders for this Annual Meeting. The Nominating Committee may modify its policies and procedures for director nominees and recommendations from time to time in response to changes in the Fund’s needs and circumstances, and as applicable legal or listing standards changes.

Audit Committee

The Fund’s Board of Directors has appointed an Audit Committee and has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was included as an exhibit to the Fund’s Proxy Statement in 2006. The purposes of the Audit Committee are set forth in the Audit Committee Charter. In brief, the role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund’s financial control and reporting process. The members of the Audit Committee are Messrs. Samuel P. Bell, Richard W. Call, Matthew K. Fong, John A. Gavin, Patrick C. Haden, and Charles A. Parker, each of whom is an Independent Director.

Executive Committee

The Fund’s Board of Directors has appointed an Executive Committee. The purpose of the Executive Committee is to provide for the exercise of certain powers of the Board of Directors in extraordinary circumstances when a meeting of the full Board of Directors is not practicable. The members of the Executive Committee are currently Messrs. Richard W. Call, Patrick C. Haden and William C. Sonneborn.

Board and Committee Meetings in Fiscal 2006

During the Fund’s fiscal year ended December 31, 2006, the Board of Directors held four regular meetings, one special meeting, four Audit Committee meetings, and three Nominating Committee meetings. No Executive Committee meetings were held during that period. Each nominee then in office attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) if a member of the Nominating Committee, Audit Committee or Executive Committee, the total number of meetings held by such Committee.

Communications with the Board of Directors

Shareholders may address correspondence to the Board of Directors as a whole or to individual Directors relating to the Fund to the Fund’s Secretary at TCW Strategic Income Fund, Inc., 865 South Figueroa Street, Los Angeles, CA 90017 and it will be directed to the attention of the addressee.

Director Attendance at Shareholder Meetings

Although the Fund has no formal policy regarding Directors’ attendance at shareholder meetings, typically, some Directors of the Fund attend the Annual Meeting. At the Fund’s 2006 annual meeting held on September 26, 2006, five Directors were present.

Compensation for Directors

The Fund pays each Independent Director an annual fee of $7,500 plus a per meeting fee of $750 for meetings of the Board of Directors or Committees of the Board of Directors attended by the Director. The Fund also reimburses such Directors for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Directors and officers of the Fund who are employed by the Adviser or an affiliated company thereof receive no compensation or expense reimbursement from the Fund, although the Fund reimburses the Adviser in connection with supplying a Chief Compliance Officer and related compliance support services to the Fund.

The following table sets forth the compensation paid to the Fund’s Independent Directors for the fiscal year ended December 31, 2006 by the Fund and the aggregate compensation paid to the Fund’s Independent Directors by the Fund and TCW Funds, Inc. for the same period. The compensation paid by TCW Funds, Inc. is included solely because the Adviser also serves as investment adviser to that fund. The Independent Directors do not receive any pension or retirement benefits from the Fund or TCW Funds, Inc. The Interested Directors are omitted from this table because they receive no compensation from the Fund or TCW Funds, Inc.

Name of Independent Director	Aggregate Compensation from the Fund	Aggregate Cash Compensation from TCW Funds, Inc. and the Fund
Samuel P. Bell	$11,750	$66,000
Richard W. Call	$11,250	$52,500
Matthew K. Fong	$11,750	$51,000
John A. Gavin	$11,750	$51,000
Patrick C. Haden	$11,750	$73,500
Charles A. Parker	$11,750	$51,000

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the 1934 Act and Section 30(h) of the Act, as applied to the Fund, require the Fund’s officers and Directors, Adviser, certain affiliates of the Adviser, and persons who beneficially own more than ten percent of a registered class of the Fund’s securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Fund and written representations of certain Reporting Persons, the Fund believes that during fiscal year 2006, all required Section 16(a) ownership reports were timely filed.

Executive Officers of the Fund

The following information relates to the executive officers of the Fund. The business address of each is 865 South Figueroa Street, Los Angeles, California 90017. Several of such officers own common stock of The TCW Group, Inc., the parent corporation of the Adviser.

Name and Position with the Fund	Principal Occupation During Past Five Years	Age	Officer Since
Alvin R. Albe, Jr. President and Chief Executive Officer	President, Chief Executive Officer, and Director, the Adviser; Executive Vice President and Director of TCW Asset Management Company and Trust Company of the West; Executive Vice President, The TCW Group, Inc.; President and Chief Executive Officer, TCW Funds, Inc.	54	1998

Jeffrey E. Gundlach Senior Vice President	Group Managing Director, Chief Investment Officer and Director, the Adviser, The TCW Group, Inc. and Trust Company of the West; President, Chief Investment Officer and Director; TCW Asset Management Company.	47	2006

Hilary G. D. Lord Senior Vice President Chief Compliance Officer	Managing Director, Chief Compliance Officer and Assistant Secretary, Trust Company of the West and the Adviser; Senior Vice President and Assistant Secretary, TCW Funds, Inc.	50	1988

Thomas D. Lyon Senior Vice President	Managing Director, the Adviser, TCW Asset Management Company and Trust Company of the West.	48	1998

Michael E. Cahill General Counsel and Assistant Secretary	Group Managing Director, General Counsel and Secretary, the Adviser, The TCW Group, Inc.; Trust Company of the West; and TCW Asset Management Company; Senior Vice President, General Counsel and Assistant Secretary, TCW Funds, Inc.	56	1992

Philip K. Holl Secretary and Associate General Counsel	Senior Vice President and Associate General Counsel, the Adviser, TCW Asset Management Company and Trust Company of the West; Secretary and Associate General Counsel, TCW Funds, Inc.	57	1994

David S. DeVito Treasurer and Chief Financial Officer	Group Managing Director and Chief Financial Officer, the Adviser, The TCW Group, Inc.; Trust Company of the West; and TCW Asset Management Company; Treasurer and Chief Financial Officer, TCW Funds, Inc.	44	2001

George N. Winn Assistant Treasurer	Senior Vice President, the Adviser, TCW Asset Management Company and Trust Company of the West.	38	2001

Accounting Matters

Based on the recommendation of the Audit Committee, the Board of Directors (including a majority of Independent Directors) has selected Deloitte & Touche LLP (“Deloitte”) as independent auditors for the Fund for the fiscal year ending December 31, 2007. The engagement of such independent auditors is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. It is expected that a representative of Deloitte will be present at the Annual Meeting and that shareholders will have the opportunity to ask questions of the representative.

Audit Committee Report

The Audit Committee of the Board of Directors normally meets at least twice during each full fiscal year with the Fund’s Chief Financial Officer and representatives of the independent auditors in a separate executive session to discuss and review various matters as contemplated by the Audit Committee Charter. In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Fund for the fiscal year ended December 31, 2006, with management and the independent auditors of the Fund. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. The Audit Committee also has considered whether the provision by the Fund’s independent auditors of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors the independent auditors’ independence.

The members of the Fund’s Audit Committee are not professionally engaged in the practice of auditing or accounting. The Board of Directors has determined that Messrs Samuel P. Bell and Charles A Parker each qualifies as an “audit committee financial expert,” as defined under the SEC’s Regulation S-K, Item 407(d). The Audit Committee is in compliance with applicable rules of the listing requirements for closed-end fund audit committees, including the requirement that all members of the audit committee be “financially literate” and that at least one member of the audit committee have “accounting or related financial management expertise,” as determined by the Board. The Audit Committee is required to conduct its operations in accordance with applicable requirements of the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, and the members of the Audit Committee are subject to the fiduciary duty to exercise reasonable care in carrying out their duties. Members of the Fund’s Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to shareholders for the fiscal year ended December 31, 2006. The members of the Audit Committee, Messrs. Bell, Call, Fong, Gavin, Haden, and Parker, are Independent Directors who are “independent” within the meaning of the NYSE corporate governance standards for audit committees.

Audit Fees. The aggregate fees paid to Deloitte in connection with the annual audits of the Fund for the fiscal years ended December 31, 2005 and 2006 were as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$37,960	$0	$10,843	$0
2006	$63,440	$0	$9,750	$0

All of the services described in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures which are summarized further below. Tax fees for the fiscal years ended December 31, 2005 and 2006 were billed in connection with tax consulting and tax form preparation services.

No non-audit fees were billed by Deloitte to the Adviser. In addition, Deloitte did not provide any non-audit services to any entity controlling, controlled by or under common control with the Adviser that provides ongoing services to the Fund.

The Audit Committee pre-approves all audit and non-audit services provided by Deloitte or any independent auditor engaged by the Fund and any non-audit or audit-related services provided by them to the Fund’s service affiliates which have an impact on the Fund in accordance with certain pre-approval policies and procedures. The Audit Committee recommends the engagement of the auditor for each fiscal year, and a majority of the Fund’s Independent Directors approves the engagement. The Audit Committee may pre-approve the provision of types or categories of non-audit services for the Fund and permissible non-audit services for the Fund’s service affiliates on an annual basis at the time of the auditor’s engagement and on a project-by-project basis. At the time of the annual engagement of the Fund’s independent auditor, the Audit Committee receives a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approval, the Audit Committee must determine that the provision of the service is consistent with, and will not impair, the ongoing independence of the auditor and set any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2006, Deloitte did not provide services relating to the design or implementation, and did not directly or indirectly operate or supervise the operation, of financial information systems of the Fund, the Adviser or entities controlling, controlled by or under common control with the Adviser that provide services to the Fund.

With respect to Rule 2-01(c)(7)(i)(C) of Regulation S-X, there were no fees that were approved by the Audit Committee pursuant to the de minimis exception for the Fund’s fiscal years ended December 31, 2005, and December 31, 2006, on behalf of (i) the Fund’s service providers that relate directly to the operations and financial reporting of the Fund, or (ii) the Fund itself. No fees were required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

The Audit Committee has considered the nature of the non-audit services rendered by Deloitte and does not consider them incompatible with Deloitte’s independence.

The Fund’s Board of Directors, including the Independent Directors, recommends that shareholders vote “For” the nominees under Proposal 1. Signed and unmarked proxies will be so voted.

2. OTHER MATTERS

The proxy holders have no present intention of bringing before the Annual Meeting for action any matters other than those specifically referred to above, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund is aware of any matters which may be presented by others. If any other business properly comes before the Annual Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

3. VOTING AND OTHER INFORMATION

Voting Requirements

For purposes of this Annual Meeting, a quorum is present to transact business if the holders of a majority of the outstanding shares of the Fund entitled to vote at the Annual Meeting are present in person or by proxy. For purposes of determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular proposal with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.

Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting is required to elect each of the Directors.

For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on Proposal 1 will be voted “For” that proposal.

Other Information

Investment Adviser:	TCW Investment Management Company, 865 South Figueroa Street, Los Angeles, California 90017.

Administrator:	State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116.

Household Mailings

The Fund reduces the number of duplicate annual and semi-annual reports and proxy statements a household receives by sending only one copy of those documents to those addresses shared by two or more accounts (unless the Fund receives contrary instructions). Write the Fund at 865 South Figueroa Street, Los Angeles, California 90017 or telephone it at 1-877-829-4768 to request individual copies of reports and proxy statements, or to request a single copy of reports and proxy statements if receiving duplicate copies. The Fund will begin sending a household single or multiple copies, as requested, as soon as practicable after receiving the request.

Corporate Governance Listing Standards

In accordance with Section 303A.12(a) of the NYSE Listed Company Manual, the Fund’s Annual CEO Certification certifying as to compliance with the NYSE ’s corporate governance listing standards was submitted to the NYSE on June 19, 2007. In addition, on March 6, 2007, the Fund filed the required CEO/CFO certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to its Form N-CSR for the year ended December 31, 2006.

Shareholder Proposals

The Fund holds annual meetings of shareholders. A shareholder’s proposal intended to be presented at the Fund’s 2008 annual meeting of shareholders must be received by April 18, 2008, in order to be included in the Fund’s proxy statement and form of proxy relating to the meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. A shareholder who wishes to make a proposal at the 2008 annual meeting of shareholders without including the proposal in the Fund’s proxy statement must notify the Secretary of the Fund in writing of such proposal between June 29, 2008 and July 29, 2008. The persons named as proxies for the 2008 annual meeting of shareholders will, with respect to the proxies in effect at such meeting, have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the Fund receives notice of the matter by July 9, 2008. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

Adjournment

If a quorum is not present in person or by proxy at the time the Annual Meeting is called to order, the chairman of the Annual Meeting or the shareholders may adjourn the Annual Meeting. The vote required to adjourn the Annual Meeting is the affirmative vote of a majority of all the votes cast on the matter by shareholders entitled to vote at the Annual Meeting who are present in person or by proxy. In such a case, the proxy holders will vote all proxies in favor of the adjournment. If a quorum is present but there are not sufficient votes to approve a proposal, the chairman of the Annual Meeting may, with respect to that proposal, adjourn the Annual Meeting or the proxy holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The vote required for shareholders to adjourn the Annual Meeting is the affirmative vote of a majority of all the votes cast on the matter by shareholders entitled to vote at the Annual Meeting who are present in person or by proxy. In such a case, the proxy holders will vote those proxies which they are entitled to vote in favor of the proposal “FOR” the adjournment, and will vote those proxies required to be voted against the proposal “AGAINST” the adjournment as to that proposal, and abstentions will not be voted either for or against the adjournment. Broker non-votes will be excluded from any vote to adjourn the Annual Meeting and, accordingly, will not affect the outcome of the vote.

By Order of the Board of Directors

PHILIP K. HOLL Secretary

July     , 2007

Please complete, date and sign the enclosed proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED if mailed in the United States. In addition to voting by mail you may also vote by telephone by calling the toll-free number that appears on the enclosed proxy card materials.

A copy of the Fund’s annual report for the year ended December 31, 2006 and a copy of the Fund’s most recent semi-annual report once published are available without charge upon request by writing the Fund at 865 South Figueroa Street, Los Angeles, California 90017 or telephoning it at 1-877-829-4768.

APPENDIX A

TCW STRATEGIC INCOME FUND, INC.

DIRECTORS NOMINATING AND QUALIFICATIONS CHARTER

I.	Nominating Committee Membership and Other Qualifications

No member of the Nominating Committee (the “Committee”) shall be an “interested person” of TCW Strategic Income Fund, Inc. (the “Fund”) as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). The President and other officers of the Fund, and interested directors, although not members of the Committee, may recommend candidates and recruit them for the Board of Directors (the “Board”) and for executive offices of the Fund. However, the Committee retains the exclusive authority to nominate independent director candidates.

The members of the Committee shall be elected by the Board annually and shall serve until their successors shall be duly elected and qualified.

II.	Purpose of the Committee

The purpose of the Committee is to promote the effective participation of qualified individuals on the Board, Committees of the Board, and as executive officers of the Fund, and to review, evaluate, and enhance the effectiveness of the Board in its role in governing the Fund and overseeing the management of the Fund.

III.	Duties of the Committee

1.	The Committee shall make nominations for directors and officers of the Fund and submit such nominations to the full Board. In the event of any vacancies on or additions to the Board, the Committee shall oversee the process for identification, evaluation and nomination of potential candidates to serve on the Board. The Committee shall evaluate candidates’ qualifications for such positions and, in the case of candidates for independent director positions, their independence from the Fund’s investment adviser and other principal service providers. Persons selected as independent directors must not be “interested persons” of the Fund as that term is defined in the 1940 Act. The Committee may seek suggestions for independent Board member nominees from any person. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g. business, financial or family relationships with the investment adviser. In determining nominees’ qualifications for Board membership, the Committee shall consider the factors set forth in this paragraph 1 and in paragraph 2 below, and, with respect to nominees presented by a shareholder, paragraph 3 below, and may consider such other factors as it may determine to be relevant to fulfilling the role of being a member of the Board. The Committee may consider the candidate’s potential contribution in terms of experience and background to the operation of the Board and its committees; the candidate’s other commitments and the impact such commitments may have to his/her service to the Fund; whether the independent Board member could qualify as an “audit committee financial expert” and any such factors as it may deem relevant. The Committee may also consider the views of the Fund’s investment adviser (or affiliates of the investment adviser).

2.	To qualify as a nominee for the Board, individuals, at the time of nomination, should have: (a) substantial expertise, work experience or relationships that would contribute to the overall effectiveness of the Board, including in overseeing the Funds and protecting the interests of the Funds’ shareholders; and (b) a degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country or a certification as a public accountant. Nominees must satisfy all qualifications, if any, provided in the Fund’s organizational documents, and shall also have no felony convictions or felony or misdemeanor convictions involving the purchase or sale of a security. No person shall be qualified to be a Board member unless the Committee, in consultation with counsel to the independent Board members, has determined that such person, if elected as a Board member, would not cause the applicable Fund to be in violation of or not in compliance with (a) applicable law, regulation or regulatory interpretation, (b) the applicable Fund’s organizational documents, or (c) any general policy adopted by the Board regarding either the retirement age of any Board member or the percentage of the Board that would be comprised of independent Board members.

3.	Shareholders may submit for the Committee’s consideration recommendations regarding potential independent Board member nominees. Each eligible shareholder or shareholder group may submit no more than one independent Board member nominee each calendar year.

(a)	In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the nominee:

(i)	The nominee must satisfy all qualifications provided herein and in the Fund’s organizational documents, including qualification as a possible independent Board member.

(ii)

The nominee may not be the nominating shareholder, a member of the nominating shareholder group or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.[1]

(iii)	Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group.

(iv)	Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

(v)	The nominee may not be an executive officer, director (or person fulfilling similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

(vi)	The nominee may not control the nominating shareholder or any member of the nominating shareholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

[1]	Terms such as “immediate family member” and “control” shall be interpreted in accordance with the federal securities laws.

(vii)	A shareholder or shareholder group may not submit for consideration a nominee which has previously been considered by the Committee.

(b)	In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the shareholder or shareholder group submitting the proposed nominee:

(i)	Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund’s securities that are eligible to vote both at the time of submission of the nominee and at the time of the Board member election. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short.”

(ii)	The nominating shareholder or shareholder group must not qualify as an adverse holder. In other words, if such shareholder were required to report beneficial ownership of its securities, its report would be filed on Securities Exchange Act Schedule 13G instead of Schedule 13D in reliance on Securities Exchange Act Rule 13d-1(b) or (c).

(c)	Shareholders or shareholder groups submitting proposed nominees must substantiate compliance with the above requirements at the time of submitting their proposed nominee as part of their written submission to the attention of the Fund’s Secretary, which must include:

(i)	the shareholder’s contact information;

(ii)	the nominee’s contact information and the number of Fund shares owned by the proposed nominee;

(iii)	all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the Securities Exchange Act; and

(iv)	a notarized letter executed by the nominee, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if so designated by the Committee and the Fund’s Board.

It shall be in the Committee’s sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration.

4.	The Committee shall evaluate the participation and contribution of each director coming to the end of his or her term before deciding whether to recommend reelection. The Committee may seek the views of other directors to assist them in this evaluation.

5.	The Committee shall periodically review as it deems necessary the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board.

6.	The Committee shall periodically review as it deems necessary director compensation and shall recommend any appropriate changes to the Board as a group.

7.	The Committee shall periodically review as it deems necessary issues related to the succession of officers of the Fund, including the Chairman of the Board.

8.	The Committee shall make nominations for membership on all committees of the Board and submit such nominations to the full Board, and shall review committee assignments as necessary.

9.	The Committee shall review as it deems necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees, and whether committees should be combined or reorganized. The Committee shall consult with, and receive recommendations in connection with the foregoing from the Board and Fund management, and shall make recommendations for any such action to the full Board.

IV.	Operations of the Committee

1.	The Committee shall meet at least annually, and is authorized to hold special meetings as circumstances warrant.

2.	The Committee shall ordinarily meet in person; however, members may attend telephonically or by video conference, and the Committee may act by written consent, to the extent permitted by law and by the Fund’s by-laws.

3.	The Committee shall prepare and retain minutes of its meetings and appropriate documentation of decisions made outside of meetings by delegated authority.

4.	The Committee may select one of its members to be the chair.

5.	A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee.

6.	Upon the recommendation of the Committee, the Board shall adopt and approve this Charter and may amend it and may approve exceptions to the Charter from time to time. The Committee shall review this Charter at least annually and recommend to the Board any changes the Committee deems appropriate or necessary.

7.	The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to utilize Fund counsel and to retain experts or other persons with specific competence at the expense of the Fund. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention items.

April 21, 2004

TCW STRATEGIC INCOME FUND, INC.

P R O X Y

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for use at an Annual Meeting of Shareholders to be held at the Los Angeles Marriott Downtown Hotel, 333 South Figueroa Street, Los Angeles, California 90071, on Tuesday, September 11, 2007, at 9:30 A.M., Pacific Daylight Time.

The undersigned hereby appoints Alvin R. Albe, Jr., David S. DeVito and Philip K. Holl and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and at all adjournments and postponements thereof, all shares of common stock of TCW Strategic Income Fund, Inc. (the “Fund”) held of record by the undersigned on the record date for the meeting, upon the following matters and upon any other matter which may come before the meeting, in their discretion.

Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the election of the directors named in Proposal 1.

The attached proxy statement contains additional information about the Proposal and the Fund. Please read it before you vote.

(Continued and to be signed and dated on the other side.)

TCW STRATEGIC INCOME FUND, INC.

P.O. BOX 11459

NEW YORK, N.Y. 10203-0459

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE 1-866-648-8131		MAIL

• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

1-866-648-8131

CALL TOLL-FREE TO VOTE

☐	Ú DETACH PROXY CARD HERE Ú

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR all nominees.

(1) Election of Directors							FOR	AGAINST	ABSTAIN
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS (see instructions below)	☐	(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

Nominees: Alvin R. Albe, Jr., Samuel P. Bell, Richard W. Call, Matthew K. Fong, John A. Gavin, Patrick C. Haden, Charles A. Parker, William C. Sonneborn.						Change of address and/or Comments Mark here	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. Nominees that are not listed below will receive a vote FOR.)

*Exceptions

SCAN LINE

Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

IMPORTANT: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your full title.

						Date Share Owner sign here	Co-Owner sign here